UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of report (Date of earliest event reported): December 31, 2013

EMPLOYERS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)
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NEVADA	001-33245	04-3850065
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

10375 Professional Circle
Reno, Nevada		89521
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: (888) 682-6671

No change since last report
(Former Name or Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations
Item 1.01.    Entry into a Material Definitive Agreement.
On December 31, 2013, Employers Holdings, Inc. (the "Company") and Wells Fargo Bank, National Association ("Wells Fargo") entered into a First Amendment to Third Amended and Restated Credit Agreement (the "Amendment"). This Amendment changed certain terms and conditions set forth in the Third Amended and Restated Credit Agreement as follows: 1) modified Section 4.1 (Punctual Payments) to better suit the amortizing nature of the revolver; 2) modified Section 4.10 (Financial Condition) to reduce the liquidity requirements to 5% of the aggregate commitment amount of the Line of Credit; and 3) deleted Section 5.6 (Pledge of Assets), without substitution.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits
Item 9.01.    Financial Statements and Exhibits.

10.1	First Amendment to Third Amended and Restated Credit Agreement, dated December 31, 2013, between Employers Holdings, Inc. and Wells Fargo Bank, National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPLOYERS HOLDINGS, INC.
Dated:	January 3, 2014	/s/ Lenard T. Ormsby
Lenard T. Ormsby
Executive Vice President,
Chief Legal Officer and General Counsel

Exhibit Index

Exhibit No.	Exhibit
10.1	First Amendment to Third Amended and Restated Credit Agreement, dated December 31, 2013, between Employers Holdings, Inc. and Wells Fargo Bank, National Association.